                                                                    EXHIBIT 10.3


                              COLLECTION AGREEMENT


     THIS COLLECTION AGREEMENT (this "Agreement") is executed and made effective this November 25, 1996, by and between TYSON FOODS, INC., a Delaware corporation ("Tyson"), and GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation ("Buyer").

                                   BACKGROUND
                                   ----------

     Pursuant to that certain Asset Purchase Agreement by and among Buyer, Tyson, Gorges Foodservice, Inc., a Texas corporation ("Gorges"), and Tyson Holding Company, a Delaware corporation ("Tyson Holding") (Tyson, Gorges and Tyson Holding are collectively "Sellers"), dated October 17, 1996 (the "Purchase Agreement"), Sellers have sold to Buyer substantially all of the assets of Sellers used exclusively in the operation of Sellers' beef further processing operations, operated by Sellers under the name of Gorges/Quik-to-Fix Foods (the "Business"). Such assets transferred to Buyer do not include any of the accounts receivable of Sellers relating to the Business that arose prior to the date hereof (the "Sellers Receivables"), and all such Sellers Receivables remain the sole property of Sellers.

     Prior to the date hereof, Buyer has established a separate lockbox account (the "Lockbox") at NationsBank of Texas, N.A. (the "Bank"), and beginning on the date hereof, and for so long as Tyson is providing billing/invoicing and accounts receivable posting services for Buyer pursuant to the Transition Services Agreement (as defined in the Purchase Agreement), Tyson shall direct customers of the Business to remit payments for accounts receivable arising on or after the date hereof (the "Buyer Receivables") to the Lockbox. Pursuant to the terms and conditions of this Agreement, the parties desire that Buyer remit to Tyson, on behalf of it and the other Sellers, any funds received in the Lockbox as payment for the Sellers Receivables.

     IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           COLLECTION OF RECEIVABLES

     1.1  COLLECTION AND PAYMENT.
          ----------------------

     (a) Beginning on the date hereof, Buyer shall have sole and complete control of the Lockbox, subject to Buyer's obligations under this Agreement. For so long as Tyson is providing billing/invoicing and accounts receivable posting services for Buyer pursuant to the Transition Services Agreement (as defined in the Purchase Agreement):

          (i) Buyer shall direct the Bank to provide to Tyson on a daily basis a listing, including copies of checks, check stubs and all other information accompanying payment, in hard copy and/or electronic format as requested by Buyer, of all payments received in the Lockbox.

          (ii) Tyson shall, on a daily basis, provide to Buyer and the Bank a listing of all such payments that are payment of any of the Buyers Receivables (the "Buyers Receivables Proceeds").

          (iii) Tyson shall, on a daily basis, provide to Buyer and the Bank a listing of all such payments that are in payment of any of the Sellers Receivables (the "Sellers Receivables Proceeds").

          (iv) Buyer shall direct the Bank to transfer from Buyer's account to Tyson's designated account at the Bank, on a daily basis, the amount of the Sellers Receivables Proceeds reflected on the listing provided by Tyson for the previous day. Buyer expressly acknowledges that the Sellers Receivables Proceeds do not constitute the property of Buyer.

     (b) If a payment received in the Lockbox from a customer of the Business does not specifically identify that it is in payment of a particular invoice, or that it is payment for particular goods or services which Buyer can clearly trace to a particular invoice, Buyer and Tyson shall deem such payment to be applicable to outstanding invoices of such customer in order of maturity (e.g., the first collections shall be deemed to be payments of the oldest invoices).

     (c) Tyson shall deliver to Buyer on the first (1st) and fifteenth (15th) day of each month a detailed report identifying invoice numbers, payment history and such other information relating to the Sellers Receivables and the Buyer Receivables reasonably requested by Buyer.

     (d) If any check, draft or other form of payment of a Seller Receivable is dishonored for any reason after the amount thereof has been included in any remittance to Seller of Seller Receivables hereunder, the amount of such check, draft or other payment so dishonored shall be deducted from any subsequent remittance of Seller Receivables Proceeds hereunder.

     (e) Upon the last day of the sixth full calendar month from the date hereof, Tyson shall have no further obligation to provide Buyer with the reports described in Section 1.1(c) above. Buyer will, however, continue to remit to Tyson any Seller Receivables Proceeds in accordance with Section 1.1(a), except that Buyer may remit such amounts only as received, or on any other reasonable time schedule.

     1.2  COLLECTION EFFORTS.  Buyer shall have no obligation to collect the
          ------------------
Seller Receivables, and Buyer shall have no obligation or right to take any action against any customer in respect of any Seller Receivable. If Buyer receives any notice from a customer that it disputes its obligation to pay any Seller Receivable, Buyer shall give Tyson prompt written notice of such dispute. In the event that Tyson takes collection or other action against a customer in respect of a Seller Receivable, Buyer will use all reasonable efforts to comply with any written direction given to it by Tyson with respect to such Seller Receivable, unless the account debtor of such Seller Receivable is a customer or supplier of Buyer and Buyer determines in good faith that the action requested of Buyer shall impair Buyer's continuing relations with such customer or supplier, and, subject to the foregoing limitation, Buyer shall cooperate as reasonably requested with representatives of Tyson in connection with Seller's efforts to resolve the dispute.

     1.3  POWER OF ATTORNEY.  Buyer hereby appoints Tyson as the attorney-in-
          -----------------
fact of Buyer to exercise at any time any and all of the following powers relating to the Buyer Receivables: (i) to receive, open and dispose of all mail addressed to Buyer and reasonably believed by Tyson to relate to the Buyer Receivables; (ii) to endorse the name of Buyer on any checks, money orders, or other evidences of indebtedness that Tyson receives in payment of Buyer Receivables; and (iii) to do any other acts and things that Tyson believes in good faith to be necessary to fulfill its obligations with respect to the Buyer Receivables in accordance with this Agreement. The appointment of Buyer as the attorney-in-fact of Buyer is coupled with an interest and shall be irrevocable, except that Buyer may revoke such appointment at any time if Tyson has failed to perform any of its obligations under this Agreement.

     1.4  INSPECTION RIGHTS.  Buyer at its expense shall have full access to,
          -----------------
and the right to examine and make copies from, the records maintained by Tyson with respect to the Buyer Receivables at all reasonable times upon at least two
(2) business days' prior notice to Buyer.

     1.5  CONSIDERATION.  The parties acknowledge and agree that the obligations
          -------------
of each party hereunder are in further consideration of the parties' agreements under the Purchase Agreement.

                                   ARTICLE II
                                INDEMNIFICATION

     2.1  LIMITATION OF LIABILITY.  Except to the extent provided in Sections
          -----------------------
2.2 and 2.3 below, nothing in this Agreement is intended to impose upon Tyson, and Tyson does not intend to assume in this Agreement, any of the risks associated with collection of the Buyer Receivables. Except as provided elsewhere in this Article II, neither party shall have any liability to the other party for any Losses (as defined in Section 2.4 below) incurred by such other party in connection with this Agreement or the performance of either party's obligations hereunder, whether such claim of liability arises in an action at law or in equity, and whether such claim sounds in contract or tort or otherwise.

     2.2  INDEMNIFICATION BY SELLER.  Tyson agrees to indemnify, defend and hold
          -------------------------
harmless Buyer and its officers, directors, shareholders, controlling persons, affiliates and representatives (the "Buyer Indemnitees"), and each of them, from, against, for and in respect of any and all Losses suffered or incurred by a Buyer Indemnitee and resulting from, based upon or arising out of the provision of services under this Agreement, other than Losses resulting from, based upon or arising out of any intentional breach of this Agreement by Buyer or the fraud, gross negligence or willful misconduct of Buyer in connection with the performance of its obligations under this Agreement.

     2.3  INDEMNIFICATION BY BUYER.  Buyer agrees to indemnify, defend and hold
          ------------------------
harmless Tyson and its officers, directors, shareholders, controlling persons, affiliates and representatives (the "Tyson Indemnitees"), and each of them, from, against, for and in respect of any and all Losses suffered or incurred by a Tyson Indemnitee and resulting from, based upon or arising out of any intentional breach of this Agreement by Buyer or the fraud, gross negligence or willful misconduct of Buyer in connection with the performance of its obligations under this Agreement.

     2.4  DEFINITION OF "LOSS."  For purposes of this Agreement, a "Loss" shall
          -------------------
means any action, suit, proceeding, claim, cost, damage, expense, liability, loss or obligation, including but not limited to, interest or carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the collection, prosecution and defense of actions or claims and amounts paid in settlement pursuant to the terms of this Agreement, that may be imposed or otherwise incurred or suffered by the specified person (but a "Loss" shall not include consequential, speculative or punitive damages unless asserted by a third party).

                                  ARTICLE III
                                  TERMINATION

     3.1  TERMINATION.  This Agreement shall continue in full force and effect
          -----------
for so long as Tyson is providing billing/invoicing and accounts receivable posting services to Buyer pursuant to the Transition Services Agreement, unless the Agreement is terminated in accordance with any of the following:

          (a) by Buyer upon written notice to Tyson;

          (b) by either Tyson or Buyer for material breach of any of the terms hereof by Buyer or Tyson, as the case may be, if the breach is not corrected within thirty (30) days after written notice of breach is delivered to the defaulting party;

          (c) By either Tyson or Buyer forthwith, upon written notice to Buyer or Tyson, as the case may be, if Buyer or Tyson, as the case may be, shall become insolvent or shall make an assignment for the benefit of creditors, or shall be placed in receivership, reorganization, liquidation or bankruptcy.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.1  FORCE MAJEURE.  Any delays in or failure of performance by Buyer shall
          -------------
not constitute a default hereunder if and to the extent such delay or failure of performance is caused by occurrences beyond the reasonable control of Buyer, including, but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the reasonable control of Buyer, and which by the exercise of reasonable diligence, Buyer is unable to prevent.

     4.2  CONFIDENTIALITY.  Any and all information which is not generally known
          ---------------
to the public which is exchanged between the parties in connection with this Agreement or which is directly or indirectly obtained by one party from the other in connection with the performance of services hereunder, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the other party. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers and employees. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations or (iii) which is required to be disclosed by law, regulation, legal process or the rules of any state or federal regulatory agency or any national stock exchange. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 4.2 and that the non-breaching party shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for such breach but shall be in addition to all other remedies available hereunder, at law or in equity, to the non-breaching party. The provisions of this section shall survive the termination of this Agreement.

     4.3  INDEPENDENT CONTRACTOR STATUS.  Buyer shall be deemed to be an
          -----------------------------
independent contractor to Tyson. Nothing contained in this Agreement shall create or be deemed to create an employment, agency, joint venture or partnership relationship between Buyer and Seller.

     4.4  ARBITRATION.  If a dispute, controversy or claim arises out of or in
          -----------
connection with the terms and conditions of this Agreement, it shall be submitted to binding arbitration which shall be conducted as follows: (a) the arbitrator shall be an independent third party knowledgeable of the beef further processing and distribution industries and mutually satisfactory to Buyer and Tyson; (b) the arbitrator, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (c) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date such arbitration is commenced and shall be final and binding on the parties hereto; and (d) all arbitration proceedings shall be conducted in English in a location mutually agreed upon by the parties.

     4.5  AMENDMENT AND WAIVER.
          --------------------

          (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon Tyson only if set forth in a writing executed by Tyson, and any such amendment or waiver will be binding upon Buyer only if set forth in a writing executed by Buyer.

          (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     4.6  NOTICES.  Except as otherwise expressly set forth in this Agreement,
          -------
all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or by documented overnight delivery service, or sent by telecopy, telex, or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail, return receipt requested. Notices, demands and communications to Buyer or Seller will, unless another address is specified in writing, be sent to the address indicated below:

     If to Tyson, to:         Tyson Foods, Inc.
                              2210 Oaklawn Drive
                              P.O. Box 2020
                              Springdale, Arkansas 72765-2020
                              Attn:  John H. Tyson
                              (501) 290-4000
                              (501) 290-4028  (FAX)

     With a copy to:          Tyson Foods, Inc.
                              2210 Oaklawn Drive
                              P.O. Box 2020
                              Springdale, Arkansas 72765-2020
                              Attn:  David L. Van Bebber, Esq.
                              (501) 290-4000
                              (501) 290-7967  (FAX)


     If to Buyer, to:         Gorges/Quik-to-Fix Foods, Inc.
                              c/o/ CGW Southeast Partners III, L.P.
                              Suite 210
                              Twelve Piedmont Center

                              Atlanta, Georgia 30335
                              Attn: William A. Davies
                              (404) 816-3255
                              (404) 816-3258  (FAX)

     With a copy to:          Alston & Bird
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309-3424
                              Attn: Sidney J. Nurkin, Esq.
                              (404) 881-7000
                              (404) 881-7777  (FAX)

     4.7  ASSIGNMENT.  This Agreement and all of the provisions hereof will be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without prior written consent of the other party; provided, however, that Buyer may assign its rights hereunder to any lender to Buyer upon the condition that such lender may only exercise any of Buyer's rights hereunder if Buyer is then and continues to be in default under any credit agreement with such lender.

     4.8  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.9  NO THIRD PARTY BENEFICIARIES.  This Agreement does not create any
          ----------------------------
rights in any person or party who is not a party to this Agreement.

     4.10 NO STRICT CONSTRUCTION.  The language used in this Agreement will be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     4.11 SECTION HEADINGS.  The headings of sections contained in this
          ----------------
Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to sections or subsections refer to the corresponding sections and subsections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement and the Exhibits hereto as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereinabove," and "hereinbelow," and words of similar import, refer to this Agreement as whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

     4.12 COMPLETE AGREEMENT.  This document and the documents referred to
          ------------------
herein or attached hereto contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     4.13 GOVERNING LAW.  The substantive law (and not the law of conflicts) of
          -------------
the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     4.14 COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts (including by means of FAXed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     4.15 DEFINED TERMS.  Any capitalized term used but not defined herein shall
          -------------
have the meaning set forth in the Purchase Agreement.


                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                         TYSON FOODS, INC.,
                         A DELAWARE CORPORATION

[Corporate Seal]

                         By: /s/ David L. VanBebber
                             ----------------------------

                         Name: David L. VanBebber
                               --------------------------

                         Title: Assistant Secretary
                                -------------------------



                         GORGES/QUIK-TO-FIX FOODS, INC.,
                         A DELAWARE CORPORATION

[Corporate Seal]

                         By: /s/ William A. Davies
                             ----------------------------

                         Name: William A. Davies
                               --------------------------

                         Title: Secretary
                                -------------------------